SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                        ALPINE AIR EXPRESS, INC.
                        ------------------------
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                       ALPINE AIR EXPRESS, INC.
                    1177 Alpine Air Way, Suite 375
                           Provo, Utah 84601
                            (801) 373-1508

                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND US A PROXY

                            INTRODUCTION

     This Information Statement is being furnished to our stockholders
(Alpine Air Express, Inc., a Delaware corporation [the "Company," "Alpine Air," "we", "our" or "us" or words or similar import]) regarding resolutions to elect directors for the coming year and to retain Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year. These resolutions have been adopted by our Board of Directors and StoneTree Group LLLP, which owns in excess of 83% of our outstanding voting securities (the "Majority Stockholder") in accordance with the Delaware General Corporation Law (the "Delaware Law") and that will be presented to an annual meeting of our stockholders to be held on June 9, 2005, as outlined in the Notice of Annual Meeting of Stockholders (the "Annual Meeting") that accompanies this Information Statement.

     The Majority Stockholder beneficially owns 9,238,155 shares, or approximately 83.1% of our outstanding voting securities. No other votes were required or necessary to elect directors for the coming year or to retain Pritchett, Siler & Hardy, P.C., as our indpendent auditors for the coming year, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Vote Required for Approval," herein.

     A copy of our 10-KSB Annual Report for the year ended October 31, 2004, accompanies this Information Statement and is incorporated herein by reference.

               APPROXIMATE DATE OF MAILING: May 10, 2005.

     The election of directors and retention of Pritchett, Siler & Hardy, P.C., as our auditors are outlined below and will become effective on a date that is at least 21 days from the mailing of this Information Statement to our stockholders, which is anticipated to be May 10, 2005. These are the only matters covered by this Information Statement.

                            ITEM NO. 1
                  ELECTION OF BOARD OF DIRECTORS

     Our Board of Directors will consist of four persons, as follows: Eugene
R. Mallette; Max A. Hansen; Joseph O. Etchart; and Kenneth D. Holliday. Each director is to serve until the next annual meeting of our stockholders or the directors' prior death, resignation or termination and the appointment and qualification of their successors.

     The names of our current directors and executive officers and the positions held by each are set forth below:


Name                     Age         Position            Held Position Since
----                      --         --------            -------------------
Eugene R. Mallette        55         Chairman and CEO           1986
Max A. Hansen             54         Secretary/Treasurer
                                     and Director               1986
Joseph O. Etchart         55         Director                   2002
Kenneth D. Holliday       59         Director                   2002


     Mr. Mallette began his career with Alpine Aviation, Inc., a Utah corporation ("Alpine Aviation"), in 1979 as its Sales Manager, then became General Manager later in 1979. He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986. Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971. Mr. Mallette holds a private pilot's license and maintains his proficiency. He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

     Max Hansen has been a director since 1986. He has been practicing law since 1976 and has had his own firm, Max A. Hansen & Associates, P.C. since 1980. Mr. Hansen provides legal services to Alpine Air. From 1988 to 1989, he was President of the Montana Bar Association and is currently a member of the American Bar Association House of Delegates. From 1982 to 1987 he was also Chairman of the Police Commission of Dillon, Montana. He was an instructor at Western Montana College of Law from 1980 to 1987. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court. He received a JD degree from the University of San Diego in 1976, where he was a member of the law review. He received a BA in Political Science from Carroll College in 1971.

     Joseph O. Etchart has been a member of our Board of Directors since April, 2002. He formerly served as Alpine Air's Director of Public and Investor Relations. He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana. Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest. He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production. In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot. Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

     Kenneth D. Holliday joined our Board of Directors in September, 2002. He has extensive experience in the aviation industry and currently serves as President and CEO of Avcon, Inc., a consulting company assisting airlines, aviation and travel related companies. He was formerly the President and CEO of TransMeridian Airlines, an air carrier contracted to fly A-320 aircraft for one of the nation's largest tour operators. Mr. Holliday also has served as President and CEO of Private Jet Expeditions, Inc., where he directed airline growth from one B-727 aircraft to 16 MD-80 aircraft over a two-year period. Mr. Holliday received a Bachelor of Science degree in Industrial Management from Clemson University and USAF undergraduate pilot training at Williams Air Force Base in Arizona.

Committees.
-----------

     Alpine Air established a standing audit committee in the first quarter of its 2002 fiscal year. The audit committee evaluates the performance of our auditors, manages our relationship with the auditors, and evaluates policies and procedures relating to internal control systems. The committee has adopted a charter and currently consists of three members, Max A. Hansen (Chair), Joe
O. Etchart and Ken Holliday.

     Alpine Air does not have standing nominating or compensation committee or a charter with respect to the process for nominations to our Board of Directors. Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

     Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors. To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Board, Eugene R. Mallette. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

     In evaluating potential directors, Mr. Mallette and the Board consider the following factors:

     *  the appropriate size of our Board of Directors;

     * our needs with respect to the particular talents and experience of our directors;

     * the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

     *  familiarity with the aviation industry;

     *  experience with accounting rules and practices; and

     * the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

     Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, Mr. Mallette and the Board will also consider candidates with appropriate non-business backgrounds.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Mallette and the Board of Directors may also consider such other factors as they may believe are in the best interests of Alpine Air and its stockholders. We do, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules. We also believe it appropriate for certain key members of our management to participate as members of the Board.

     Mr. Mallette and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election. If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

     Our Board of Directors does not have a formal process for security holders to send communications to the Board. However, our directors take great interests in the concerns of stockholders and our directors review and give careful consideration to any and all stockholder communications.
Security holder communications may be sent to: Board of Directors, Alpine Air Express, Inc., 1177 Alpine Air Way, Provo, Utah 84601. Communications may also be sent to any individual director at Alpine Air's address.

Significant Employees.
----------------------

     Other than its executive officers and employees William Distefano and Scott Jacox, Alpine Air does not have any employees who are expected to make a significant contribution to its business.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings.
--------------------------

     Except as indicated below, to the knowledge of management, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

     (1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

     (4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     There is no material proceeding to which any director, executive officer or affiliate of Alpine Air, any owner of record or beneficially of more than five percent of any class of voting securities of Alpine Air, is a party adverse to Alpine Air or has a material interest adverse to Alpine Air.

Certain Relationships and Related Transactions.
-----------------------------------------------

     Alpine Air leased aircraft from CLB Corporation and Mallette Family, LLC which are controlled by Alpine Air's Chief Executive Officer, Eugene R. Mallette. The terms were approved by a vote of the directors. During the fiscal year ended October 31, 2004, Alpine Air paid $160,635 to CLB and $0 to Mallette Family, LLC in lease payments.

     On July 31, 2003, our wholly-owned subsidiary, Alpine Aviation, purchased 16 aircraft from Mallette Family, LLC, for a total price of $17,330,569.
After taking into account certain credits due to Alpine Aviation and the assumption of debt, the net purchase price was $1,476,381.

     On December 15, 2003, Alpine Aviation purchased 16 Beechcraft Model 99's from CLB Corporation for a total purchase price of $9,900,000. After deductions for certain credits due to Alpine Aviation and the assumption of debt, the net purchase price was $9,103,966. The consideration paid included $9,104,000 in preferred stock of the Company's subsidiary Alpine Aviation, Inc. and the assumption of the underlying debt on the aircraft totaling $709,981. The remaining $86,019 is recorded as a payable to the entity related to an officer and majority shareholder of the Company.

     Alpine Air leases aircraft to Sundance Air, Inc. which is 30% owned by an officer and majority shareholder of Alpine Air. At October 31, 2004, Alpine Air had a receivable of $987,235 and carried lease deposits of $95,700. During the year ended October 31, 2004 Alpine Air, recorded leasing revenues of $1,849,082 and charter service revenues of $209,454. Alpine Air further recorded payments of $102,150 which the Mallette Family, LLC collected from Sundance Air, Inc. on behalf of Alpine Air during this period. These amounts were offset against the outstanding related party note payable.

     In connection with the purchase of the aircraft, we issued a note to an entity related to an officer and majority shareholder of Alpine Air in the amount of $1,476,381. The note payable dated July 31, 2003, bears interest rate of 6.5% and called for payments of $33,624 due for 14 monthly installments with the balance due November 1, 2004. Through October 31, 2003, Mallette Family, LLC collected $282,456 from Sundance Air, Inc. on behalf of Alpine Air and recorded principle and interest payments of $259,197 and $23,259, respectively, against the note. Mallette Family LLC further made note payments of $43,312, net of interest of $754, on behalf of Alpine Air during the period ended October 31, 2003. During the year ended October 31, 2004, Mallette Family, LLC collected $102,150 from Sundance Air, Inc. on behalf of Alpine Air and recorded principle and interest payments of $97,962 and $4,188, respectively. The entity related to an officer and majority shareholder of Alpine Air has agreed to forestay future payment until required by the note's balloon payment which was due November 1, 2004 but has been extended for a period of at least one year from October 31, 2004 by the note holder.

     In connection with the purchase of aircraft from an entity related to an officer and majority shareholder of Alpine Air, we have executed a Note Payable in the amount of $86,019. This note bears interest at 6.5% and is callable on or after August 1, 2005 at note holder's option.

     During May 2004, lease payments due to an entity related to an officer and majority shareholder of Alpine Air in the amount of $667,115 were converted into a demand note payable with interest to accrue at six and one-half (6.50%) percent on the principal balance. At October 31, 2004, the unpaid balance was $472,174.

Parents.
--------

     We do not have any parents, except to the extent that the Majority Stockholder may be deemed to be our parent due to its beneficial ownership of approximately 83.1% of our issued and outstanding shares of common stock.

Code of Ethics.
---------------

    We filed our Code of Conduct for our executive officers with our Amended Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003, which was filed with the Securities and Exchange Commission on March 19, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance.
--------------------------------------------------------

     Except as indicated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Alpine Air during our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe all forms required to be filed under
Section 16 of the Exchange Act have been timely filed.

     On May 18, 2004, director Joseph O. Etchart filed a Form 4 Statement of Changes in Beneficial Ownership of Securities with respect to two securities transactions that took place on April 21, 2004, and April 29, 2004, respectively.

     On October 18, 2004, Eugene R. Mallette filed a Form 4 with respect to a securities transaction that took place on October 12, 2004.

     On November 4, 2004, StoneTree Group LLLP filed a Form 4 with respect to a securities transaction that took place on October 12, 2004.

Executive Compensation.
-----------------------

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Alpine Air's last three completed fiscal years to Alpine Air or its principal subsidiaries' Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 31, 2004, the end of Alpine Air's last completed fiscal year):

                           Summary Compensation Table

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                                   Secur-
                                                   ities        All
Name and        Year or               Other  Rest- Under- LTIP  Other
Principal       Period   Salary Bonus Annual rictedlying  Pay-  Comp-
Position        Ended      ($)   ($)  Compen-Stock Optionsouts  ensat'n
----------------------------------------------------------------------
Eugene Mallette10/31/04  48,107      0     0     0     0      0     0
CEO            10/31/03 104,371      0   7429    0     0      0     0
President      10/31/02 109,750  190,667 6424    0     0      0     0

Bill Distefano 10/31/04  54,385      0     0     0     0      0     0
Former         10/31/03 154,360      0   7998    0     0      0     0
President (1)  10/31/02 105,700  188,167 8620    0     0      0     0

     (1)  Mr. Distefano resigned as President effective as of February 2,
          2003.

     (2) Mr. Mallette received options to purchase 54,990 shares of common stock during fiscal 2001, at exercise prices ranging from $7.50 to $8.25 per share. Of this amount, 41,657 options vest over two years and 13,333 vest over three years. In addition, Mr. Mallette received options to purchase 427 shares for his services as a director. These options are exercisable at a price of $7.50 per share and vest over two years. See "Compensation of Directors."

     (3) Mr. Distefano received options to purchase 77,922 shares at an exercise price of $7.50 per share. Of this amount, 64,589 vest over two years and 13,333 vest over three years. Mr. Distefano also received options to purchase 427 shares for his services as a director. These options are exercisable at a price of $7.50 per share and vest over two years. See "Compensation of Directors."

     In the past, our bonuses to officers were based on some fixed percentage of earnings and subjective factors reviewed by the Board of Directors. We have also adopted a stock option plan. Other annual compensation consisted of payments to 401(k) retirement accounts, health insurance reimbursements and sick leave cash outs. As a cost-cutting measure, we terminated our 401(k) plan during the 2003 fiscal year.

Options/SAR Grants.
-------------------

     We did not grant any options or SARs to any executive officer during the fiscal year ended October 31, 2004.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value
Table.
------

     No stock options or SARs were exercised during the fiscal year ended October 31, 2004.

Pension Table.
--------------

      None.

Compensation of Directors.
--------------------------

     No Options were granted for the fiscal year ended October 31, 2004.

     Directors are paid a fee of $1,000 per calendar quarter for services rendered to the Board.

Termination of Employment and Change of Control Arrangement.
------------------------------------------------------------

     There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with Alpine Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person's responsibilities following a change in control of Alpine Air.

Stock Option Plan.
------------------

     In August 2001, Alpine Air adopted an equity incentive plan. The plan allows Alpine Air to issue incentive stock options ("ISOs") within the meaning of section 422A of the Internal Revenue Code of 1986, as amended ("Code"), non-statutuory stock options and restricted shares to employees, directors and consultants of Alpine Air. A total of 770,000 shares of Alpine Air's common stock have been reserved for issuance under the plan. As of January of each year commencing in the year 2002, the aggregate number of shares of Alpine Air's common stock that may be awarded under the plan shall automatically increase by a number equal to the lesser of (i) 7% of the total number of shares of Alpine Air's common stock outstanding, minus the number of shares of stock previously authorized for award under the plan at the close of the preceding calender year or (ii) 250,000 shares of common stock.

     The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant, or 110% of the fair market value for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air for ISOs and 85% of the fair market value of the stock for nonqualified options. In addition, the aggregate fair market value (as determined on the date of each option grant) of shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Additionally, no individual may be granted more than 100,000 options in any given year.

     Alpine Air has not received and does not intend to request a determination from the Internal Revenue Service that the ISOs issued under the plan will qualify under the Code for treatment as ISOs.

     The plan provides that an option may be exercised by payment in cash or, with the consent of the board of directors, by delivery of common stock of Alpine Air valued at its fair market value on the date of payment. An option holder shall not have any of the rights of a shareholder with respect to the shares subject to the option until the shares have been fully paid and issued.

     The board of directors or a committee of the directors will initially administer the plan, prescribe the form and content of options to be granted, receive elections for the exercise of stock conversion rights, determine the terms and restrictions on all restricted stock awards granted under the plan, and other items. No stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air. The right to exercise an option terminates three months after the termination of an employees' employment, unless the employee dies or is disabled, in which event the option will remain exercisable for a period of one year after the termination of employment. The plan terminates, and no further options may be granted after August 18, 2011.

     In August 2001, Alpine Air issued options to acquire 182,395 shares of its common stock at an exercise price of $7.50 per share and an option to purchase 26,666 shares at an exercise price of $8.25 per share. In 2002, Alpine Air issued options to acquire 854 shares of its common stock at an exercise price of $7.50 per share. All options were issued under the plan.
In addition, a total of 12,863 options have been forfeited through October 31, 2002.

     We did not issue any options under the plan in the fiscal year ended October 31, 2004.

     Subsequent to October 31, 2004, we offered certain employees the option of receiving a grant of stock options or an increase in their salaries or wages to compensate those employees who took a 10% reduction in pay in 2003 and who continued to be employees at the time of the offer.

                                  ITEM NO. 2
    RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS INDEPENDENT AUDITORS

     The Majority Stockholder has selected Pritchett, Siler & Hardy, P.C. as independent auditors for the fiscal year ending October 31, 2005. To the knowledge of Alpine Air, at no time has Pritchett, Siler & Hardy, P.C. had any direct or indirect financial interest in or any connection with Alpine Air other than as independent public accountants. It is anticipated that representatives of Pritchett, Siler & Hardy, P.C. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and be available to respond to appropriate questions. Pritchett, Siler & Hardy, P.C. audited our financial statements for the fiscal years ended October 31, 2004, 2003, and 2002.

     Grant Thornton LLP, Certified Public Accountants, of Salt Lake City, Utah, audited our financial statements for the fiscal year ended October 31, 2002, and reviewed our financial statements for the quarterly period ended January 31, 2003; these financial statements respectively accompanied our Form 10-KSB Annual Report for the year ended October 31, 2002, and our Form 10-QSB Quarterly Report for the quarter ended January 31, 2003, which have been filed with the Securities and Exchange Commission.

     On August 6, 2003, we received notification from Grant Thornton LLP, a copy of which had been filed with the Securities and Exchange Commission, that it was resigning as our auditors.

     On or about August 7, 2003, our Audit Committee engaged Pritchett, Siler & Hardy, P.C., to review our financial statements for the quarterly period ended April 30, 2003.

     During the fiscal year ended October 31, 2002, and through August 6, 2003, there were no disagreements between us and Grant Thornton LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. However, on July 21, 2003, we filed our 10-QSB Quarterly Report for the quarter ended April 30, 2003, with the Securities and Exchange Commission. Grant Thornton LLP advised us on July 21, 2003, that they had not completed their review of these quarterly financial statements. We filed an amended Form 10-QSB Quarterly Report for the quarter ended April 30, 2003, on August 6, 2003, indicating that our quarterly financial statements had not been reviewed by Grant Thornton LLP.

     The reports of Grant Thornton LLP did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended October 31, 2002, and through August 6, 2003, Grant Thornton LLP has not advised us that any of the following exists or is applicable:

     (1) That the internal controls necessary for Alpine Air to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That Alpine Air needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or
     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     However, in connection with the review of Alpine Air's financial statements for the quarter ended January 31, 2003, Grant Thornton LLP verbally communicated to us certain inadequacies related to our ability to prepare financial information in a timely manner.

     During our most recent fiscal year, and through August 6, 2003, we have not consulted Pritchett, Siler & Hardy, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     The following table indicates the amount that Pritchett, Siler & Hardy, P.C. has billed Alpine Air for all work that it has performed for Alpine Air during these periods:

     Fee category          2004          2003          2002
     ------------          ----          ----          ----

     Audit Fees            $112,550      $133,777      $ 37,100

     Audit-related Fees    -0-           -0-           -0-

     Tax Fees              -0-           $  7,105      $  7,663

     All Other Fees        -0-           $  4,325      $ 16,271

     Total Fees            $112,550      $145,207      $ 61,034

                            DISSENTERS' RIGHTS

     There are no dissenters' rights applicable to the election of our directors for the coming year or the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the annual meeting will serve in that capacity.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

     The securities that would have been entitled to vote if a vote was required to have been held regarding the election of our directors for the coming year and the retention of our auditors for the coming year consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock a the close of business on April 19, 2005, the record date for determining our stockholders who would have been entitled to notice of and to vote on these matters, was 11,122,000.

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

                         FIVE PERCENT STOCKHOLDER
                         ------------------------

Name and Address of
Stockholder                   Common Stock         Percentage
-----------                   ------------         ----------

StoneTree Group LLLP             9,238,155               83.1%
P. O. Box 3032
Kingshill, Virgin Islands 00851

                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

Name and Title                 Common Stock         Percentage
--------------                 ------------         ----------

Eugene R. Mallette, CEO              5,000(1)             Less than 1%
 and Director
Max Hansen, Secretary,               1,000                Less than 1%
 Director
Joseph O. Etchart, Director          6,315                Less than 1%
Kenneth D. Holliday, Director          -0-                 -0-

                                ----------                ------------
All officers and directors
 as a group (7 persons)             12,315                Less than 1%
                                 ==========              ======

     (1) These shares are in the name of Mary Lou Mallette, Mr. Mallette's wife.

     Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.
---------------------------

Delaware Law.
-------------

    The election of our directors for the coming year and the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year were unanimously adopted by our Majority Stockholder in accordance with
Section 228, entitled "Consent of stockholders or members in lieu of meeting" of the Delaware Law. See the caption "Voting Securities and Principal Holders Thereof" herein. Section 228(a) of the Delaware Law provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

     The Majority Stockholder, which has voted in writing to approve the resolutions to elect our directors for the coming year and to retain our auditor for the coming year owns approximately 83.1% of our issued common capital stock; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt the matters covered herein, and none are being solicited hereunder.

Effective Date of Actions.
--------------------------

          The effective date of the actions covered hereby will be at least 21 days from the mailing of this Information Statement to our stockholders, or following our Annual Meeting, whichever is later.

                                 NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS OUR INDEPENDENT AUDITORS OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE DELAWARE LAW AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



April 19, 2005                EUGENE R. MALLETTE, CHIEF EXECUTIVE OFFICER

APPENDIX A
                       ALPINE AIR EXPRESS, INC.
                         1177 Alpine Air Way
                          Provo, Utah 84601



           NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS
                      TO BE HELD ON JUNE 9, 2005



Dear Stockholders:

     An annual meeting of the common stockholders of Alpine Air Express, Inc., a Delaware corporation (the "Company"), will be held on June 9, 2005, at 12:00 p.m. local time, at 1177 Alpine Air Way, Provo, Utah 84601, for the following purposes:

     1.  To elect directors for the coming year.

     2. To retain Pritchett, Siler & Hardy, P.C., as our independent auditors for the coming year.

     Only stockholders of record at the close of business on April 19, 2005, will be entitled to receive this Information Statement and notice of the annual meeting or any adjournment or postponement thereof.

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS OUR INDEPENDENT AUDITORS OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE ACTIONS UNDER DELAWARE LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.


BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Eugene R. Mallette

Eugene R. Mallette
Provo, Utah
April 19, 2005